Exhibit 10.30

EXECUTION COPY

OMNIBUS AMENDMENT,

AGREEMENT AND CONSENT

(Kenosia)

THIS OMNIBUS Amendment, Agreement and Consent (this “Agreement”) is entered into this 20th day of December 2004 for the purpose of recognizing and agreeing to the assignment by PHH Corporation (“PHH”) of its rights and obligations under the Guaranty described herein to Cendant Corporation (“Cendant”) and Cendant’s assumption of such rights and obligations and for the purpose of making amendments to the documents described in this Agreement related to such assignment.

WHEREAS this Agreement relates primarily to the Guaranty dated as of March 7, 2002 (the “Guaranty”) originally given by PHH in favor of Cendant Mobility Government Financial Services Corporation, Kenosia Funding, LLC, as issuer, The Bank of New York, as trustee under the Indenture described below, Gotham Funding Corporation, as purchaser and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as administrative agent under the Note Purchase Agreement described below. As of the date hereof, PHH and Cendant have entered into a Assignment and Assumption Agreement (the “Assignment”) pursuant to which PHH has assigned to Cendant all of PHH’s rights and obligations and Cendant has accepted and assumed all of PHH’s rights and obligations under the Guaranty.

WHEREAS, this Agreement is among (i) Cendant Mobility Services Corporation, a Delaware corporation (“CMSC”), (ii) Cendant Mobility Government Financial Services Corporation, a Delaware Corporation (“CMGFSC”), (iii) Kenosia Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (iv) The Bank of New York, a New York state banking corporation, as trustee under the Indenture described below and at the direction of Gotham as holder of 100% of the Series 2002-1 Notes (the “Trustee”), (v) Gotham Funding Corporation, as the purchaser (“Gotham”), and (vi) The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as administrative agent (the “Bank”).

WHEREAS, this Agreement relates to the following documents:

—CMGFSC Purchase Agreement dated as of March 7, 2002 (the “Purchase Agreement”) by and between CMSC, as Originator and CMGFSC, as Buyer;

—Receivables Purchase Agreement dated as of March 7, 2002 (the “Receivables Purchase Agreement”) by and between CMGFSC, as originator and seller and the Issuer, as buyer;

—Fee Receivables Purchase Agreement dated as of March 7, 2002 (the “Fee Receivables Purchase Agreement”) by and between CMSC, as originator and the Issuer;

—Servicing Agreement dated as of March 7, 2002 (the “Servicing Agreement”) by and between CMSC, as originator and servicer, CMGFSC, as originator, the Issuer and the Trustee; and

—Indenture dated as of March 7, 2002 (the “Indenture”) among the Issuer and the Trustee.

WHEREAS, the Purchase Agreement, Receivables Purchase Agreement, Fee Receivables Purchase Agreement, Servicing Agreement and Indenture are, in this Agreement, collectively the “Affected Documents;”

WHEREAS, terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement or, if not defined therein, in the Indenture.

WHEREAS, on the date hereof PHH, Cendant, CMGFSC, the Issuer, the Trustee, Gotham and the Bank have entered into an Assignment and Assumption Agreement Relating to the Guaranty (the “Assignment”) substantially in the form attached hereto as Exhibit A and pursuant to which PHH has assigned to Cendant and Cendant has assumed all of the rights and obligations of the Guarantor contained in the Guaranty;

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1. Cendant has been substituted for PHH as Guarantor and each reference in the Affected Documents to “Guarantor” shall be and hereby is amended to mean Cendant. All references in the Affected Documents to “Guarantor” shall on and after the date of this Agreement mean Cendant Corporation, a Delaware corporation and its successors and permitted assigns.

2. All references in the Affected Documents to the PHH Guaranty shall on and after the date of this Agreement mean the original PHH Guaranty dated as of March 7, 2002 together with the Assignment.

3. In the Indenture, the following provisions are hereby deleted and shall from and after the date of this Agreement be of no further effect:

(a) In Section 1.01, the definitions of “Financial Covenants,” “PHH Indebtedness,” “PHH Interest Rate Protection Agreement” and “PHH Revolving Credit Agreement” are hereby deleted.

(b) In Section 10.01, subsections (h) and (o) are hereby deleted and each is marked as “Reserved.”

4. After deleting the provisions set forth in paragraph 3 above, all remaining references in the Affected Documents to PHH shall be deemed to be and it is agreed all such references shall be to Cendant.

5. In recognition of the execution and delivery of the Assignment and of the foregoing provisions of this Agreement, each of the Issuer, CMGFSC, CMSC, Gotham, as the Purchaser, and the Bank, as Administrative Agent, as parties to the Note Purchase Agreement dated as of March 7, 2002 (the “Note Purchase Agreement”), acknowledge and agree that for purposes of determining the “Parent” as defined in the Note Purchase Agreement, Cendant is recognized as the successor to PHH and, therefore, the “Parent.”

6. The execution of this Agreement is subject to the receipt by the Bank of opinions regarding certain corporate matters with respect to Cendant and the legal, valid and binding obligation of the Guaranty.

7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CENDANT MOBILITY SERVICES CORPORATION

By:	/s/ David B. Wyshner
Name:	David B. Wyshner
Title:	EVP and Treasurer

CENDANT MOBILITY GOVERNMENT FINANCIAL SERVICES CORPORATION

By:	/s/ David B. Wyshner
Name:	David B. Wyshner
Title:	EVP andTreasurer

KENOSIA FUNDING, LLC,

By:	/s/ David B. Wyshner
Name:	David B. Wyshner
Title:	EVP and Treasurer

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By:	/s/ Catherine L. Cerilles
Name:	Catherine L. Cerilles
Title	Assistant Vice President

[Signature Page to Kenosia Omnibus Agreement]

GOTHAM FUNDING CORPORATION, as Purchaser

By:	/s/ R. Douglas Donaldson
Name:	R. Douglas Donaldson
Title:	Treasurer

THE BANK OF TOKYO-MITSUBITSHI, LTD., New York Branch, as Administrative Agent

By:	/s/ A.K. Reddy
Name:	A.K. Reddy
Title:	Vice President

[Signature Page to Kenosia Omnibus Agreement]